Exhibit 99.1

For Release: April 7, 2010 9:45 a.m. Eastern Time	GM Communications	300 Renaissance Center Detroit, Michigan 48265

GM Completes Fresh-Start Accounting

DETROIT, Mich. – General Motors Company announced that it had completed fresh-start accounting, and would be filing its third quarter 2009 Form 10-Q and 2009 Form 10-K with the SEC today.

“We are building the foundation that will allow us to return to public ownership,” said Chris Liddell, GM vice chairman and CFO. “Completing fresh-start accounting is an important step in that process.”

The new company, which was formed on July 10, 2009 through the acquisition of substantially all the assets and certain liabilities of Motors Liquidation Company (formerly General Motors Corporation), had to complete the process of adopting fresh-start accounting to record the acquisition and establishment of the new GM as well as determine the fair value of assets and liabilities and implement new accounting policies.

The following table provides a summary of GM’s financial results for the period ended December 31, 2009 under fresh-start accounting.

July 10-Dec. 31, ‘09
($ bils)
Global revenue	$57.5

Net income/(loss) attributed to stockholders	$(4.3)

Net cash provided by operating activities	$1.0

The $4.3 billion net loss includes the pre-tax impact of a $2.6 billion settlement loss related to the UAW retiree medical plan and a $1.3 billion foreign currency re-measurement loss.

Going public will enable the company to invest in designing, building and selling the world’s best vehicles, attract the best people and access the capital markets. One of the most important measures in establishing the foundation for going public is the company’s ability to return to sustainable profitability.

“As the results for 2009 show there is still significant work to be done. However, I continue to believe we have a chance of achieving profitability in 2010,” said Liddell. “We are also dedicated to delivering on our commitments to our stakeholders. For example we remain committed to repaying the outstanding balance of the U.S. Treasury and Export Development Canada loans by June 2010 at the latest.”

# # #

Forward-Looking Statements:

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to comply with the requirements of our credit agreements with the U.S. Treasury and EDC and to repay those agreements as planned; our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planning significant investment in new technology and our ability to realize successful vehicle applications of new technology.

GM’s most recent annual report on Form 10-K will provide information about these and other factors, which we may revise or supplement in future reports to the SEC.

Contacts:

Reneé Rashid-Merem

Office 313.665.3128

Cell 313.701.8560

renee.rashid-merem@gm.com

Randy Arickx

Office 313.667.0006

Cell 313.268.7070

randy.c.arickx@gm.com

Exhibit 1

General Motors Company and Subsidiaries

Supplemental Material

General Motors Company was formed by the United States Department of the Treasury in 2009 originally as a Delaware limited liability company, Vehicle Acquisition Holdings LLC, and subsequently converted to a Delaware corporation, NGMCO, Inc. On July 10, 2009 this company acquired substantially all of the assets and assumed certain liabilities of General Motors Corporation (363 Sale) and changed its name to General Motors Company (GM). General Motors Corporation is sometimes referred to, for the periods on or before July 9, 2009, as Old GM. Prior to July 10, 2009 Old GM operated the business of the Company, and pursuant to the agreement with the SEC Staff, the accompanying consolidated financial statements include the financial statements and related information of Old GM as it is GM’s predecessor entity solely for accounting and financial reporting purposes. On July 10, 2009 in connection with the 363 Sale, General Motors Corporation changed its name to Motors Liquidation Company (MLC). MLC continues to exist as a distinct legal entity for the sole purpose of liquidating its remaining assets and liabilities.

The accompanying tables and charts for securities analysts include earnings before interest and taxes (EBIT), which is not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP) and has not been audited or reviewed by GM’s independent auditors. EBIT is therefore considered a non-GAAP financial measure. The accompanying charts for securities analysts also contain a reconciliation from EBIT to its most comparable GAAP financial measure.

Management believes EBIT provides meaningful supplemental information regarding GM’s operating results because it excludes amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons, benchmark performance among geographic regions and assess whether GM’s plan to return to profitability is on target. Accordingly, GM believes EBIT is useful in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making.

GM is filing an Annual Report on Form 10-K for the year ended December 31, 2009, a Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and a Registration Statement on Form 10 pursuant to an agreement with the SEC Staff, as described in a no-action letter issued to Old GM by the SEC Staff on July 9, 2009 regarding GM’s filing requirements and those of MLC.

Certain prior period amounts have been reclassified in the consolidated statements of operations to conform to the current period presentation, primarily due to the adoption of ASC 810-10, “Consolidation” and ASC 470-20, “Debt with Conversions and Other Options,” which have retrospective application.

In the year ended 2009 certain data such as vehicle sales, market share data and production volume combine GM’s data in the period July 10, 2009 through December 31, 2009 with Old GM’s data in the period January 1, 2009 through July 9, 2009 for comparative purposes.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Units in thousands)
Worldwide Production Volume(a)(b)(c)
GMNA – Cars	235	365	727	1,543
GMNA – Trucks	381	450	1,186	1,906

Total GMNA	616	815	1,913	3,449
GMIO	1,040	619	3,456	3,145
GME	266	214	1,134	1,550

Total Worldwide	1,922	1,648	6,503	8,144

(a)	Production volume represents the number of vehicles manufactured by GM’s and Old GM’s assembly facilities and also includes vehicles produced by certain joint ventures.
(b)	Includes SGM, SGMW and FAW-GM joint venture production. Ownership of 50% in SGM, 34% in SGMW and 50% in FAW-GM, under the joint venture agreements, allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM production volume in China. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income, net of tax.
(c)	Production data may include rounding differences.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Vehicle Unit Deliveries(a)(b)(c)
United States
Chevrolet – Cars	133	132	546	715
Chevrolet – Trucks	219	209	799	1,086
Cadillac	36	32	109	161
Buick	30	24	102	137
GMC	78	71	260	377
Other Non-Core Divisions	42	80	269	504

Total United States	538	547	2,084	2,981
Canada, Mexico and Other	100	127	400	585

Total GMNA(d)	637	675	2,485	3,565

GMIO
Chevrolet	427	310	1,491	1,456
Buick	134	69	448	281
GM Daewoo	41	19	121	121
Holden	36	32	126	140
Wuling	247	149	1,001	606
FAW-GM	26	—	35	—
Other	26	29	104	150

Total GMIO(e)	937	608	3,326	2,754

GME
Opel/Vauxhall	265	284	1,209	1,458
Chevrolet	107	121	426	510
Saab	5	13	27	66
Other	1	1	5	8

Total GME(e)	378	419	1,667	2,043

Total Worldwide	1,952	1,702	7,478	8,362

(a)	Includes HUMMER, Saab, Saturn and Pontiac vehicle sales data.
(b)	Includes SGM, SGMW and FAW-GM joint venture sales. Ownership of 50% in SGM, 34% in SGMW and 50% in FAW-GM, under the joint venture agreements, allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income, net of tax.
(c)	Vehicle sales data may include rounding differences.
(d)	Vehicle sales represent sales to the ultimate customer.
(e)	Vehicle sales primarily represent estimated sales to the ultimate customer.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Market Share(a)(b)
United States – Cars	15.5%	18.2%	16.3%	18.6%
United States – Trucks	24.5%	24.5%	23.1%	25.5%
Total United States	20.2%	21.5%	19.6%	22.1%
Total GMNA(c)	19.3%	21.0%	19.0%	21.5%
Total GMIO(d)	10.4%	9.6%	10.3%	9.6%
Total GME(d)	8.3%	9.2%	8.9%	9.3%
Total Worldwide	11.6%	12.0%	11.6%	12.4%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	34.6%	45.6%	29.0%	34.8%
% Fleet Sales - Trucks	20.5%	23.2%	21.6%	22.4%
Total Vehicles	25.8%	32.2%	24.7%	27.6%

GMNA Capacity Utilization(e)	61.5%	72.1%	48.0%	74.7%

(a)	Includes HUMMER, Saab, Saturn and Pontiac vehicle sales data.
(b)	Includes SGM, SGMW and FAW-GM joint venture sales. Ownership of 50% in SGM, 34% in SGMW and 50% in FAW-GM, under the joint venture agreements, allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income, net of tax.
(c)	Vehicle sales represent sales to the ultimate customer.
(d)	Vehicle sales primarily represent estimated sales to the ultimate customer.
(e)	Two shift rated, annualized.

	Successor	Predecessor
	December 31, 2009	December 31, 2008
Worldwide Employment (thousands)
GMNA(a)	102	116
GMIO	61	70
GME	53	55
Corporate	1	2

Total Worldwide	217	243

United States — Salaried(a)(b)(d)	26	29
United States — Hourly(a)(c)	51	62

(a)	Includes additional 11,000 employees due to the acquisition of Nexteer, of which 2,000 are U.S. salaried employees, 5,000 are U.S. hourly employees and 4,000 are employees located outside the U.S.
(b)	5,000 U.S. salaried employees irrevocably accepted the 2009 Salaried Window Program (a voluntary program, subject to management approval, to reduce salaried headcount based on individual eligibility and employees elections made) option or the GM severance program option.
(c)	13,000 U.S. hourly employees elected to participate in Old GM’s 2009 Special Attrition Programs, which were introduced in February and June of 2009 and offered cash and other incentives for individuals who elected to retire or voluntarily terminate employment.
(d)	Includes employees in GMNA and Corporate.

	Successor	Predecessor
	July 10, 2009 Through December 31, 2009	January 1, 2009 Through July 9, 2009	Twelve Months Ended December 31, 2008
Worldwide Payroll (billions)	$6.2	$6.2	$16.8

General Motors Company and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions)

(Unaudited)

	Successor	Predecessor
	July 10, 2009 Through December 31, 2009	January 1, 2009 Through July 9, 2009	Year Ended December 31, 2008
Net sales and revenue
Sales	$57,329	$46,787	$147,732
Other revenue	145	328	1,247

Total net sales and revenue	57,474	47,115	148,979

Costs and expenses
Cost of sales	56,381	55,814	149,257
Selling, general and administrative expense	6,006	6,161	14,253
Other expenses, net	15	1,235	6,699

Total costs and expenses	62,402	63,210	170,209

Operating loss	(4,928)	(16,095)	(21,230)
Equity in income (loss) of and disposition of interest in GMAC	—	1,380	(6,183)
Interest expense	(694)	(5,428)	(2,525)
Interest income and other non-operating income, net	440	852	424
Gain (loss) on extinguishment of debt	(101)	(1,088)	43
Reorganization gains, net	—	128,155	—

Income (loss) before income taxes and equity income	(5,283)	107,776	(29,471)
Income tax expense (benefit)	(1,000)	(1,166)	1,766
Equity income, net of tax	497	61	186

Net income (loss)	(3,786)	109,003	(31,051)
Less: Net (income) loss attributable to noncontrolling interests	(511)	115	108

Net income (loss) attributable to stockholders	(4,297)	109,118	(30,943)
Less: Cumulative dividends on preferred stock	131	—	—

Net income (loss) attributable to common stockholders	$(4,428)	$109,118	$(30,943)

Earnings (loss) per share
Basic
Income (loss) attributable to common stockholders	$(10.73)	$178.63	$(53.47)
Weighted-average common shares outstanding	413	611	579
Diluted
Income (loss) attributable to common stockholders	$(10.73)	$178.55	$(53.47)
Weighted-average common shares outstanding	413	611	579
Cash dividends per common share	$—	$—	$0.50

Amounts attributable to common stockholders:
Income (loss) of tax	$(4,428)	$109,118	$(30,943)

General Motors Company and Subsidiaries

Consolidated Balance Sheets

(In millions, except share amounts)

(Unaudited)

	Successor	Predecessor
	December 31, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$22,679	$14,053
Marketable securities	134	141

Total cash, cash equivalents and marketable securities	22,813	14,194
Restricted cash	13,917	672
Accounts and notes receivable (net of allowance of $250 and $422)	7,518	7,918
Inventories	10,107	13,195
Assets held for sale	388	—
Equipment on operating leases, net	2,727	5,142
Other current assets and deferred income taxes	1,777	3,146

Total current assets	59,247	44,267
Non-Current Assets
Restricted cash	1,489	1,917
Equity in net assets of nonconsolidated affiliates	7,936	2,146
Assets held for sale	530	—
Equipment on operating leases, net	3	442
Property, net	18,687	39,665
Goodwill	30,672	—
Intangible assets, net	14,547	265
Deferred income taxes	564	98
Prepaid pension	98	109
Other assets	2,522	2,130

Total non-current assets	77,048	46,772

Total Assets	$136,295	$91,039

LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities
Accounts payable (principally trade)	$18,725	$22,259
Short-term debt and current portion of long-term debt	10,221	16,920
Liabilities held for sale	355	—
Postretirement benefits other than pensions	846	4,002
Accrued expenses	22,288	32,427

Total current liabilities	52,435	75,608
Non-Current Liabilities
Long-term debt	5,562	29,018
Liabilities held for sale	270	—
Postretirement benefits other than pensions	8,708	28,919
Pensions	27,086	25,178
Other liabilities and deferred income taxes	13,279	17,392

Total non-current liabilities	54,905	100,507

Total liabilities	107,340	176,115
Commitments and contingencies
Preferred stock, $0.01 par value (1,000,000,000 shares authorized and 360,000,000 shares issued and outstanding at December 31, 2009)	6,998	—
Equity (Deficit)
Old GM
Preferred stock, no par value (6,000,000 shares authorized, no shares issued and outstanding)	—	—
Preference stock, $0.10 par value (100,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $1 2/3 par value common stock (2,000,000,000 shares authorized, 800,937,541 shares issued and 610,483,231 shares outstanding at December 31, 2008)	—	1,017
General Motors Company
Common stock, $0.01 par value (2,500,000,000 shares authorized and 500,000,000 shares issued and outstanding at December 31, 2009)	5	—
Capital surplus (principally additional paid-in capital)	24,050	16,489
Accumulated deficit	(4,394)	(70,727)
Accumulated other comprehensive income (loss)	1,588	(32,339)

Total stockholders’ equity (deficit)	21,249	(85,560)
Noncontrolling interests	708	484

Total equity (deficit)	21,957	(85,076)

Total Liabilities and Equity (Deficit)	$136,295	$91,039

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

Old GM

January 1, 2009 Through July 9, 2009

In the period January 1, 2009 through July 9, 2009, Old GM recorded the following Reorganization gains, net, arising from the 363 Sale and fresh-start reporting:

Predecessor
January 1, 2009 Through July 9, 2009
Change in net assets resulting from the application of fresh-start reporting	$33,829
Fair value of New GM’s Series A Preferred Stock, common shares and warrants issued in 363 Sale	20,532
Gain from the conversion of debt owed to UST to equity	31,561
Gain from the conversion of debt owed to EDC to equity	5,964
Gain from the modification and measurement of GM’s VEBA obligation	7,731
Gain from the modification and measurement of other employee benefit plans	4,585
Gain from the settlement of net liabilities retained by MLC via the 363 Sale	25,177
Income tax benefit for release of valuation allowances and other tax adjustments	710
Other 363 Sale adjustments	(21)
Amount recorded in Income tax benefit	(710)
Other losses, net	(1,203)

Total Reorganization gains, net	$128,155